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                                                                    EXHIBIT 10.1





















                        EYE CARE CENTERS OF AMERICA, INC.

                             STOCKHOLDERS' AGREEMENT


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                        EYE CARE CENTERS OF AMERICA, INC.

                             STOCKHOLDERS' AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I

DEFINITIONS .................................................................  1

ARTICLE II

COVENANTS AND CONDITIONS  ...................................................  9
   2.1    RESTRICTIONS ON TRANSFERS; RIGHTS OF FIRST REFUSAL   ..............  9
   2.2    CALL BY THE COMPANY   ............................................. 14
   2.3    TAG ALONG   ....................................................... 15
   2.4    DRAG ALONG   ...................................................... 17
   2.5    PREEMPTIVE RIGHTS   ............................................... 17
   2.6    CORPORATE GOVERNANCE   ............................................ 19
   2.7    WITHHOLDING OF TAXES   ............................................ 21

ARTICLE III

REGISTRATION RIGHTS ......................................................... 21
   3.1    DEMAND REGISTRATIONS .............................................. 21
   3.2    PIGGYBACK REGISTRATION ............................................ 22
   3.3    OBLIGATIONS OF THE COMPANY ........................................ 22
   3.4    FURNISH INFORMATION ............................................... 24
   3.5    EXPENSES OF REGISTRATION .......................................... 24
   3.6    UNDERWRITING ...................................................... 24
   3.7    INDEMNIFICATION ................................................... 25
   3.8    REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934 ..................... 27
   3.9    NO INCONSISTENT AGREEMENTS ........................................ 28
   3.10   STOCK SPLIT ....................................................... 28
   3.11   LOCK-UP AGREEMENTS ................................................ 28

ARTICLE IV

MISCELLANEOUS ............................................................... 28
   4.1    REMEDIES .......................................................... 28
   4.2    ENTIRE AGREEMENT; AMENDMENT ....................................... 29
   4.3    SEVERABILITY ...................................................... 29
   4.4    NOTICES ........................................................... 29
   4.5    BINDING EFFECT; ASSIGNMENT ........................................ 30

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   4.6    GOVERNING LAW ..................................................... 30
   4.7    TERMINATION ....................................................... 30
   4.8    RECAPITALIZATIONS, EXCHANGES, ETC ................................. 30
   4.9    STOCKHOLDER REPRESENTATIVES ....................................... 31
   4.10   ACTION NECESSARY TO EFFECTUATE THE AGREEMENT ...................... 32
   4.11   PURCHASE FOR INVESTMENT; LEGEND ON CERTIFICATE .................... 32
   4.12   EFFECTIVENESS OF TRANSFERS ........................................ 33
   4.13   ADDITIONAL STOCKHOLDERS ........................................... 33
   4.14   NO WAIVER ......................................................... 33
   4.15   COUNTERPARTS ...................................................... 33
   4.16   HEADINGS .......................................................... 34
   4.17   CONSENT TO JURISDICTION ........................................... 34
   4.18   WAIVER OF RIGHT TO JURY TRIAL ..................................... 34

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                            STOCKHOLDERS' AGREEMENT

         This Stockholders' Agreement (the "AGREEMENT") is entered into as of the 24th day of April, 1998, by and among Eye Care Centers of America, Inc., a Texas corporation (the "COMPANY"), those persons listed as Management Holders on the signature pages hereof (the "MANAGEMENT HOLDERS"), those persons listed as Lee Holders on the signature pages hereof (the "LEE HOLDERS"), and those persons listed as Continuing Holders on the signature pages hereof (the "CONTINUING HOLDERS"). The Management Holders, the Lee Holders, and the Continuing Holders are sometimes collectively referred to herein as the "STOCKHOLDERS."

         WHEREAS, a certain Stockholders' Agreement dated October 7, 1993, was entered into by the Company, the Continuing Holders, certain Management Holders and other parties named therein (the "1993 STOCKHOLDERS' AGREEMENT");

         WHEREAS, upon consummation of the transactions contemplated by the Recapitalization Agreement and by those certain subscription and stock purchase agreements of even date (the "STOCK SUBSCRIPTION AGREEMENTS"), the Stockholders will own shares of Common Stock and Preferred Stock;

         WHEREAS, the 1993 Stockholders' Agreement is terminated pursuant to its terms upon the consummation of the transactions contemplated by the Recapitalization Agreement as the Desai Holders will then hold less than fifteen percent (15%) of the capital stock of the Company, on a fully-diluted basis;

         WHEREAS, it is a condition precedent to the obligations of the Stockholders to purchase shares of Common Stock and Preferred Stock under the Stock Subscription Agreements that this Agreement be executed and delivered by the Company and each of the other Stockholders; and

         WHEREAS, all of the Stockholders desire to enter into this Agreement for the purpose of regulating certain aspects of the relationships of the Stockholders with regard to each other and to the Company.

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement, intending to be legally bound, mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For the purposes of this Agreement, the following terms shall be defined as follows:

         The "1933 ACT" shall mean the Securities Act of 1933, as amended, or any successor statute.

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         The "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

         An "AFFILIATE" of a specified person, corporation or other entity shall mean a person, corporation or other entity which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person, corporation or other entity specified and, when used with respect to the Company or any Subsidiary of the Company, shall include any holder of capital stock or any officer or director of the Company or any Subsidiary of the Company.

         "AGREEMENT" shall mean this Stockholders' Agreement, as amended or supplemented from time to time.

         An "ASSOCIATE" shall mean, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity and (c) any relative of such Person who has the same home as such Person, is a parent, aunt or uncle, sibling, spouse, in-law, child, niece or nephew or grandchild of such Person, or the spouse of any of them, or is a director or officer of the Company or any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries shall be deemed an Associate of any Stockholder.

         "BUSINESS DAY" shall mean any day other than Saturday, Sunday or legal holiday on which commercial banks are authorized to be closed in Boston, Massachusetts.

         "CALL EVENT" shall have the meaning given to such term in
Section 2.2(a).

         "CALL GROUP" shall have the meaning given to such term in
Section 2.2(a).

         "CALL NOTICE" shall have the meaning given to such term in
Section 2.2(a).

         "CALL OPTION" shall have the meaning given to such term in
Section 2.2(a).

         "CALL PRICE" shall have the meaning given to such term in
Section 2.2(b).

         "CALL SECURITIES" shall have the meaning given to such term in
Section 2.2(a).

         "CAUSE" shall have the meaning set forth below, except with respect to any Management Holder who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement between the Company and/or one of its Subsidiaries and such Management Holder, in which event the definition of "Cause" set forth in such employment



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agreement shall be deemed to be the definition of "Cause" herein solely for such
Management Holder and only for so long as such employment agreement remains effective.

         In all other events, the term "Cause" shall mean that the Board of Directors of the Company has determined, in its reasonable judgment, that any one or more of the following has occurred:

              (i) The Management Holder shall have been convicted of, or shall have pleaded guilty or NOLO CONTENDERE to, any felony or a crime involving dishonesty or moral turpitude;

              (ii) The Management Holder shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty;

              (iii) The Management Holder shall have failed to perform in any material respect (other than by reason of disability) his duties and responsibilities to the Company and its Affiliates;

              (iv) The Management Holder shall have breached in any material respect any of the provisions of this Agreement;

              (v) The Management Holder shall have engaged in conduct reasonably likely to make the Company or any of its Affiliates subject to civil or criminal liabilities other than those arising from the Company's normal business activities; or

              (vi) A failure by the Management Holder to take or refrain from taking any material action as specified in written directions of the Board of Directors of the Company within a reasonable time following receipt by the Management Holder of such written directions.

         "CHANGE OF CONTROL" shall mean a transaction, or series of related transactions, which results in holders of ten percent (10%) or less of the Company's Common Stock (including shares of Common Stock issuable upon exercise of Vested Stock Options and upon conversion of all securities then convertible into shares of Common Stock) immediately prior to such transaction or series of related transactions, holding in excess of fifty percent (50%) of the Company's Common Stock (including shares of Common Stock issuable upon exercise of Vested Stock Options and upon conversion of all securities then convertible into shares of Common Stock) immediately following such transaction, or series of related transactions.

         "COMMON STOCK" shall mean the Company's Common Stock, par value $.01, that the Company may be authorized to issue from time to time and any stock into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization,



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merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company or which has ordinary voting power for the election of directors of the Company.

         "COMPANY" shall mean Eye Care Centers of America, Inc., a Texas corporation, and its successors and assigns.

         "COMPETITOR OF THE COMPANY" shall mean any person that is engaged in, or who controls any person that is engaged in, any business involving the manufacture, provision or sale through any distribution channel of eye wear and/or contact lenses.

         "CONTINUING HOLDERS" shall have the meaning given to such term in the introductory paragraph of this Agreement.

         "DEEMED OFFER DATE" shall have the meaning given to such term in
Section 2.1(d)(iii).

         "DESAI AFFILIATE" shall have the meaning given such term in
Section 2.6(f).

         "DESAI HOLDERS" shall mean those Stockholders of the Company that are Affiliates of Desai Capital Management Incorporated.

         "DESIGNATED EMPLOYEE" shall have the meaning given to such term in
Section 2.2(d).

         "DISABILITY" shall mean permanent disability within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, unless otherwise defined in a separate written employment agreement between the Company and/or one of its Subsidiaries and the person whose disability is in question.

         "FAIR MARKET VALUE" shall mean the fair value of the applicable Shares as of the applicable date on the basis of a sale of such Shares in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion (or, in the case of a Vested Stock Option, the fair value of the Shares that may then be purchased by the holder of such Vested Stock Option upon exercise thereof, determined as described below, minus the exercise price applicable thereto). In determining such Fair Market Value, no discount shall be taken for constituting a minority interest and no upward adjustment or discount shall be taken relating to the fact that the Shares in question are subject to the restrictions and entitled to the rights provided hereunder. Such Fair Market Value shall be determined in good faith by the Board of Directors of the Company. The parties hereto agree that the Fair Market Value per share of Common Stock and Preferred Stock, respectively, as of the date of the consummation of the Recapitalization and until the first anniversary of the closing date under the Recapitalization Agreement, shall be deemed to equal the purchase price per share of Common Stock and



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Preferred Stock, respectively, paid by the Lee Holders in connection with the
Recapitalization (subject to appropriate adjustments for stock splits, recapitalizations and the like).

         "HOLDER" means the person who is then the record owner of Registrable Securities which have not been sold to the public.

         "INITIATING STOCKHOLDER" shall have the meaning given to such term in
Section 2.3(a).

         "INVESTMENT PRICE" shall mean with respect to the purchase of Shares held by a Management Holder under Section 2.2, an amount per Share equal to the greater of (i) the per share price paid for such Shares by such Management Holder at the time of the initial purchase thereof or (ii) the purchase price per Share paid by the Lee Holders in connection with the Recapitalization (subject to appropriate adjustments for stock splits, recapitalizations and the like).

         "INVOLUNTARY TRANSFER" shall mean any involuntary sale, transfer, encumbrance or other disposition by or in which any Stockholder shall be deprived or divested of any right, title or interest in or to any Shares, including without limitation, any levy of execution, transfer in connection with divorce or other marital dissolution proceedings, transfer in connection with bankruptcy, reorganization, insolvency or similar proceedings, transfer in connection with foreclosure upon a pledge, or any transfer to a public officer or agency pursuant to any abandoned property or escheat law.

         "LEE HOLDERS" shall have the meaning given to such term in the introductory paragraph of this Agreement.

         "LEE HOLDERS DESIGNEES" shall have the meaning given such term in
Section 2.6(a).

         "LEE HOLDER REPRESENTATIVE" shall have the meaning given to such term in Section 4.9(c).

         "MANAGEMENT HOLDERS" shall have the meaning given to such term in the introductory paragraph of this Agreement.

         "NEW SECURITIES" shall mean any equity security of the Company, whether now authorized or not, and any rights, options or warrants to purchase any equity security of the Company, which the Company proposes to issue or sell to any person; PROVIDED, HOWEVER, that the term "NEW SECURITIES" does not include
(i) securities issued as a stock dividend to all holders of a particular class of equity securities of the Company PRO RATA or upon any subdivision or combination thereof; (ii) shares of Common Stock purchased after the date hereof by the Company from Management Holders and reissued to new or existing Management Holders; (iii) options to purchase shares of Common Stock granted to one or more Management Holders pursuant to a stock option plan approved by the Company's directors and stockholders; (iv) shares of Common Stock issued upon the exercise of Vested Stock Options pursuant to their



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terms; (v) securities of the Company issued in connection with a Public Offering or a merger; (vi) shares of Common Stock issued to employees of, or consultants to, the Company or any of its Subsidiaries, or any of their respective designees who would constitute Permitted Transferees hereunder; and (vii) debt securities or preferred stock of the Company, including such securities which are convertible into or exchangeable for shares of Common Stock.

         "NON-LEE HOLDERS" shall have the meaning given to such term in
Section 2.1(c).

         "OFFERED SHARES" shall have the meaning given to such term in
Section 2.1(c)(i).

         "OFFER PRICE" shall have the meaning given to such term in
Section 2.1(c)(i).

         "PARTICIPATING OFFEREE" shall have the meaning given to such term in
Section 2.3(a).

         "PARTICIPATION NOTICE" shall have the meaning given to such term in
Section 2.3(a).

         "PARTICIPATION SECURITIES" shall have the meaning given to such term in
Section 2.3(a).

         A "PERMITTED TRANSFER" shall mean:

         (a) a Transfer of Shares between any Stockholder who is a natural person and such Stockholder's spouse, children, parents or siblings or a trust for the benefit of any of them, provided that with respect to any such Transfer, the Stockholder retains, as trustee or by some other means, the sole authority to vote such Shares and to direct their disposition;

         (b) a Transfer of Shares by a Lee Holder to the partners, stockholders, officers, employees or consultants of such Lee Holder or to an investment partnership affiliated with the Lee Holders;

         (c)   a Transfer of Shares between or among the Lee Holders;

         (d) a Transfer of Shares by a Lee Holder following the Company's initial Public Offering;

         (e) a Transfer of Shares between any Stockholder who is a natural person and such Stockholder's guardian or conservator; and

         (f) a BONA FIDE pledge of Shares by a Stockholder to a bank or financial institution.

         A "PERMITTED TRANSFEREE" shall mean any person or entity who shall have acquired and who shall hold Shares pursuant to a Permitted Transfer and who has executed a counterpart of this Agreement.



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         "PERSON" or "PERSON" means an individual, corporation, partnership, trust, unincorporated association, or government (or any agency or political subdivision thereof).

         "PREFERRED STOCK" means the Company's preferred stock, par value $0.01 per share which the Company may be authorized to issue from time to time.

         "PUBLIC FLOAT DATE" shall mean the date on which shares of Common Stock shall have been sold pursuant to one or more Public Offerings in which the aggregate gross proceeds to the Company of such shares equal or exceed $50 million.

         A "PUBLIC OFFERING" shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the 1933 Act, excluding registration statements on Form S-4, S-8 or similar limited purpose forms.

         "RECAPITALIZATION" shall mean the transactions contemplated by the Recapitalization Agreement.

         "RECAPITALIZATION AGREEMENT" shall mean the Recapitalization Agreement dated March 6, 1998, among ECCA Merger Corp., Eye Care Centers of America, Inc. and the sellers named therein, as amended from time to time.

         The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and applicable state securities laws for the purpose of effecting a public sale of securities.

         "REGISTRATION EXPENSES" shall mean all expenses (other than Selling Expenses) incurred by the Company in compliance with Sections 3.1 or 3.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, the reasonable fees and disbursements of one counsel for all the selling Holders and, if requested by the Lee Holders, the reasonable fees and disbursements of one counsel for the Lee Holders as a group.

         "REGISTRABLE SECURITIES" shall mean (i) all shares of Common Stock held by any party hereto as of the date hereof, (ii) all shares of Common Stock hereinafter acquired by any Stockholder, and (iii) any other common equity securities of the Company issued in exchange for, upon a reclassification of, or in a distribution with respect to, such Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement (other than a registration statement on Form S-8) with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (b) a registration statement on Form S-8 with respect to such securities shall have become effective under the 1933 Act, (c) such securities shall have been sold in a Rule 144 Transaction (or any successor



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provision) under the 1933 Act, (d) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (e) such securities shall have been issued and then ceased to be outstanding.

         "RULE 144 TRANSACTION" means a Transfer of Shares (A) complying with Rule 144 under the 1933 Act as such Rule 144 or a successor thereto is in effect on the date of such Transfer, provided such Transfer is made pursuant to a "broker's transaction" as defined in clauses (i) and (ii) of paragraph (g) of Rule 144 as in effect on the date hereof, and (B) occurring at a time when shares of any class of Common Stock are registered pursuant to Section 12 of the 1934 Act.

         "SALE REQUEST" shall have the meaning given such term in
Section 2.4(a).

         "SEC" means the Securities and Exchange Commission.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities.

         "SHARES" shall mean all (i) shares of Common Stock held by the Stockholders from time to time, (ii) shares of Preferred Stock held by the Stockholders from time to time, (iii) shares of Common Stock or Preferred Stock subsequently held by Permitted Transferees who acquire them in one or more Permitted Transfers, and (iv) securities of the Company or any of its Subsidiaries issued in exchange for, upon reclassification of, or as a distribution in respect of, any of the foregoing.

         "STOCKHOLDER" shall mean any party hereto other than the Company, including, without limitation, Permitted Transferees.

         "STOCK SUBSCRIPTION AGREEMENT" shall have the meaning given such term in the recitals to this Agreement.

         "SUBSIDIARY" with respect to any entity (the "PARENT") shall mean any corporation, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, and (ii) owns directly or indirectly through one or more Subsidiaries, or controls with power to vote, shares of capital stock or beneficial interest having the power to cast at least a majority of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

         "TAKE ALONG GROUP" shall have the meaning given such term in
Section 2.4(a).

         "THIRD PARTY" means any Person other than the Company or any of the Stockholders.



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         "THL FUND IV" shall have the meaning given such term in Section 2.6(a).

         "TRANSFER" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Shares.

         "TRANSFER NOTICE" shall have the meaning given such term in
Section 2.1(c)(i).

         "VESTED STOCK OPTIONS" shall mean fully vested stock options which have been granted to Management Holders pursuant to a stock option plan approved by the Company's directors and stockholders.

         "VOLUNTARY TERMINATION" shall include any voluntary termination of employment with the Company by a Management Holder.

                                   ARTICLE II

                            COVENANTS AND CONDITIONS

         2.1   RESTRICTIONS ON TRANSFERS; RIGHTS OF FIRST REFUSAL.

         Except as provided in Section 2.1(d) and 2.1(e), no Stockholder shall Transfer all or any part of the Shares owned by him or it to any Person unless such Stockholder first complies with the applicable terms and conditions set forth below:

               (a) TRANSFERS BY MANAGEMENT HOLDERS. Until the fifth anniversary of the closing date under the Recapitalization Agreement, none of the Management Holders shall Transfer any Shares except for Permitted Transfers to Permitted Transferees. On and after the fifth anniversary of the closing date under the Recapitalization Agreement, none of the Management Holders shall Transfer any Shares except for (1) Transfers pursuant to Section 2.1(c) or (2) Permitted Transfers to a Permitted Transferee. Any such Permitted Transferee shall be required to execute and deliver to the Company a counterpart of this Agreement, which shall evidence such Permitted Transferee's agreement that the Shares being transferred shall continue to be subject to this Agreement and that as to such Shares the Transferee shall be bound by the restrictions of this Agreement (i) in the case of any Transferee other than a Stockholder, as a Management Holder, and (ii) in the case of a Stockholder, as such Stockholder is bound hereunder.

               (b)   TRANSFERS BY CONTINUING HOLDERS.

                     (i) Until the fifth anniversary of the closing date under the Recapitalization Agreement, none of the Continuing Holders shall Transfer any shares except for Permitted Transfers to Permitted Transferees. On and after the fifth anniversary of the closing



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date under the Recapitalization Agreement, none of the Continuing Holders shall
Transfer any Shares except for (1) Transfers pursuant to Section 2.1(c), or (2) Permitted Transfers to a Permitted Transferee, who shall be required to execute and deliver to the Company a counterpart of this Agreement, which shall evidence such Permitted Transferee's agreement that the Shares being transferred shall continue to be subject to this Agreement and that as to such Shares the Permitted Transferee shall be bound by the restrictions of this Agreement (A) in the case of any Permitted Transferee other than a Stockholder, as a Continuing Holder, and (B) in the case of a Stockholder, as such Stockholder is bound hereunder. Notwithstanding clause (A) of the immediately preceding sentence, in no event shall a Transferee of Shares (other than a Permitted Transferee and as provided in Section 2.1(b)(ii)) from a Continuing Holder, or Permitted Transferee thereof, be entitled to the benefit of any rights or privileges set forth in Section 2.3, Section 2.5 or Section 2.6, including without limitation
Section 2.6(f), of this Agreement; PROVIDED, HOWEVER, that any such Transferee shall be required to vote his or its Shares in accordance with, and take all actions required to be taken pursuant to, the provisions of Section 2.6 of this Agreement other than the provisions of Section 2.6(f).

                     (ii) In the event of a Transfer of Shares by a Desai Holder pursuant to Section 2.1(e)(iv), the Transferee shall be entitled to the benefit of the rights and privileges set forth in Section 2.3, Section 2.5 and
Section 2.6(f) as a Desai Holder, and shall be bound by all the restrictions of this Agreement as a Desai Holder. In the event of a Transfer of Shares by a Desai Holder pursuant to Section 2.1(e)(viii), the Transferee (1) shall be entitled to the benefits of the rights and privileges set forth in Section 2.3 as a Continuing Holder, and shall be bound by all the restrictions of this Agreement as a Continuing Holder, (2) shall not be entitled to the benefit of any of the rights or privileges set forth in Section 2.5 or Section 2.6, including without limitation Section 2.6(f), and (3) shall be required to vote its Shares in accordance with, and take all actions required to be taken pursuant to, the provisions of Section 2.6 other than the provisions of Section 2.6(f). No Transferee of Shares from a Desai Holder pursuant to Section 2.1(e)(viii) shall be entitled to Transfer (other than pursuant to a Permitted Transfer) any of the benefits of any of the rights or privileges set forth in
Section 2.3.

               (c)   RIGHTS OF FIRST REFUSAL.

                     (i) None of the Management Holders or Continuing Holders (collectively, the "NON-LEE HOLDERS"), shall Transfer any Shares except for Permitted Transfers to a Permitted Transferee, or pursuant to the provisions of this Section 2.1(c). If a Non-Lee Holder proposes to Transfer Shares to anyone other than a Permitted Transferee, such Non-Lee Holder shall give notice of such proposed Transfer to the Company and the Lee Holders. Such notice (the "TRANSFER NOTICE") shall state that it is being delivered under this Section 2.1(c) and that such offer is a BONA FIDE offer to purchase such Shares. The Transfer Notice also shall set forth the terms and conditions of such offer, including the name of the prospective purchaser, the proposed purchase price per share of such Shares (the "OFFER PRICE"), the payment terms (including a description of any proposed non-cash consideration), the type of disposition and the number of such Shares to be Transferred (the "OFFERED SHARES"). The Transfer Notice shall state



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further (A) that the Company and the Lee Holders (collectively the "OFFEREES")
may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions, including deferred payment and non-cash consideration (in each case if applicable), set forth therein, (B) that, if all or part of the consideration to be paid by the prospective purchaser consists of securities of another entity, the Offerees may elect to acquire the portion of the Offered Shares to be sold for such securities of another entity by the payment of cash with a comparable value, (C) that the Offerees may not purchase any of such Offered Shares unless collectively the Offerees purchase all of such Offered Shares, and (iv) that if all such Offered Shares are not purchased by the Offerees, the Offerees may exercise their rights provided pursuant to Section 2.4 hereof.

                     (ii) For a period of 30 days following the last date on which an Offeree receives the Transfer Notice (the "OPTION PERIOD"), the Company may, by notice in writing to the Non-Lee Holder delivering such Transfer Notice, elect in writing to purchase all or any portion of the Offered Shares. To the extent that the Company elects to purchase less than all the Offered Shares, each of the Lee Holders may by notice in writing to the Non-Lee Holder delivering such Transfer Notice elect in writing to purchase at the Offer Price their respective pro rata portions of any Offered Shares which the Company has not elected to purchase. Such PRO RATA allocation shall be based on the number of shares of Common Stock each of the Lee Holders owns in relation to the total number of shares of Common Stock owned by all of the Lee Holders; PROVIDED that if any Lee Holder does not elect to purchase the Offered Shares which such Lee Holder may purchase pursuant to this Section 2.1(c), then the other Lee Holders may make an overallotment election to purchase the remaining Offered Shares. The right to purchase any such remaining Offered Shares shall be allocated PRO RATA to the Lee Holders making such overallotment election based on the number of shares of Common Stock owned by each of them compared to the total number of shares of Common Stock owned by all Lee Holders making such overallotment election.

                     (iii) The closing of the purchase of any Offered Shares pursuant to Section 2.1(c)(ii) hereof shall take place at the principal office of the Company on the 60th day following the last day on which an Offeree receives the Transfer Notice. At such closing, each purchaser of Offered Shares shall deliver the Offer Price, on the same terms as set forth in the Transfer Notice (including any non-cash consideration described therein), payable in respect of the Offered Shares being purchased by such purchaser to the Non-Lee Holder thereof who delivered the Transfer Notice, against delivery of original stock certificates, and stock powers duly endorsed in favor of each such purchaser, representing the Offered Shares being acquired by such purchaser. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

                     (iv) If the Offerees do not collectively purchase all of the Offered Shares, or if the Offerees fail to purchase all of the Offered Shares in accordance with Section 2.1(c)(ii), then all, but not less than all of the Offered Shares may be Transferred, but only in accordance with
Section 2.1(c)(v) and the terms of the Transfer Notice, within 240 days after the last date on which an Offeree receives the Transfer Notice, after which, if the Offered Shares have not been Transferred, all restrictions contained herein shall again be in full force and effect.

                     (v)    Any Shares Transferred pursuant to this
Section 2.1(c) shall remain subject to the Transfer restrictions of this Agreement and if a Transferee is not a Stockholder prior to such Transfer then such Transferee shall execute and deliver to the Company a counterpart of this Agreement, which shall evidence such Transferee's agreement that the Shares being Transferred shall continue to be subject to this Agreement and that as to such Shares the Transferee shall be bound by the restrictions of this Agreement as a Management Holder, if the Transferee was a Management Holder, or as a Continuing Holder, if the Transferee was a Continuing Holder.

               (d)   INVOLUNTARY TRANSFERS.

                     (i) Any Involuntary Transfer of Shares owned by a Stockholder shall be subject to the prior rights of the Company and Stockholders hereunder and any such Involuntary Transfer shall be deemed to be an offer made by the Stockholder who is the subject of such Involuntary Transfer to sell said Shares at the Fair Market Value to the Company.

                     (ii) Any Stockholder whose Shares are the subject of an Involuntary Transfer shall notify the Company in writing within ten (10) days of such Involuntary Transfer, but the failure to give such notice shall not affect the rights of the parties hereunder. Upon the Company's receipt of such notice (or if no notice is received, upon the senior management of the Company becoming aware that such Involuntary Transfer has occurred or is about to occur), the Company forthwith will notify the Lee Holders of such receipt. The Company shall act upon the deemed offer under this Section within the time periods and following the applicable procedures set forth in this Section 2.1(d).

                     (iii) The Company may elect to purchase any or all of the Shares subject to an Involuntary Transfer by delivering a written notice to the Stockholder who is the subject of such Involuntary Transfer of the Company's intent to purchase such Shares on or before the 90th day following the later to occur of the date of the Company's receipt of written notice setting forth the existence of such an Involuntary Transfer and the date of such Involuntary Transfer (the later of such dates is referred to herein as the "DEEMED OFFER DATE"). The closing of the purchase by the Company of any Shares pursuant to this Section 2.1(d) shall take place at the principal office of the Company on the 180th day following the Deemed Offer Date. At such closing, the Company shall deliver to the Stockholder who is the subject of such Involuntary Transfer the Fair Market Value of the Shares being acquired, against delivery of original stock certificates and stock powers duly endorsed in favor of the Company representing the Shares being acquired by the Company. The Company, at is option, may pay the Fair Market Value of such Shares in the form of company check, wire transfer, or delivery of a promissory note bearing interest at the applicable federal rate and having a maturity date not later than five years from the date of issuance thereof. All of the foregoing deliveries will be deemed to have been made simultaneously and none shall be deemed completed until all have been completed. All Shares which the Company does not elect to purchase pursuant to this Section 2.1(d) may be Transferred pursuant to an Involuntary Transfer.

               (e) EXCLUSIONS. The restrictions on Transfer and rights of first refusal set forth in this Section 2.1 shall not apply to any of the following:

                     (i) a Permitted Transfer of Shares (provided that the Permitted Transferee executes and delivers a counterpart of this Agreement agreeing to be bound hereby as set forth in this Section 2.1);

                     (ii) a Transfer of Shares pursuant to Sections 2.2, or 2.4;

                     (iii) a Transfer of Shares by Participating Offerees pursuant to Section 2.3, and a Transfer of Shares by an Initiating Stockholder pursuant to Section 2.3 who has complied with the applicable provisions of
Section 2.1; provided that the five year prohibitions on Transfers by Management Holders and Continuing Holders set forth in Sections 2.1(a) and 2.1(b), respectively, shall not impair their ability to sell Participation Securities pursuant to and in accordance with Section 2.3 as a Participating Offeree (but not as an Initiating Stockholder);

                     (iv) a Transfer of Shares by a Desai Holder to one or more investment partnerships that are Affiliates of such Desai Holder;

                     (v) a PRO RATA distribution, without consideration, by a Desai Holder to its limited partners after the expiration of six months following the closing date under the Recapitalization Agreement;

                     (vi)   a Transfer of Shares pursuant to a Public Offering;

                     (vii) a Transfer of shares of Common Stock by any Stockholder other than a Management Holder after the expiration of 180 days following a Public Offering pursuant to a Rule 144 Transaction;

                     (viii) a Transfer of Shares by a Desai Holder on one occasion, after the expiration of six months following the closing under the Recapitalization Agreement, to no more than one financial institution which is not a Competitor of the Company; or

                     (ix) a Transfer of shares of Common Stock by a Management Holder after the expiration of 180 days following a Public Offering pursuant to a Rule 144 Transaction, subject to the following volume limitations:

                     The number of shares of Common Stock and Preferred Stock which each Management Holder is permitted, at any time, to Transfer pursuant to clause (ix) of this Section 2.1(e) shall not exceed the difference between

                            (A)   the product of (x) the number of shares of
Common Stock or Preferred Stock, as the case may be, then owned by such Management Holder multiplied by (y) a fraction, the numerator of which is the aggregate number of shares of Common Stock or Preferred Stock, as the case may be, which have been Transferred (other than pursuant to

Permitted Transfers) by all the Lee Holders at any time following consummation of the Company's initial Public Offering, and the denominator of which is the aggregate number of shares of Common Stock or Preferred Stock, as the case may be, which are owned by all the Lee Holders immediately following consummation of the Company's initial Public Offering, less

                            (B)   the aggregate number of shares of Common Stock
or Preferred Stock, as the case may be, which such Management Holder has Transferred (other than Permitted Transfers) at any time following consummation of the Company's initial Public Offering.

               (f) ASSIGNMENT OF PURCHASE RIGHTS. The Company, by action of its Board of Directors, may assign its rights to purchase Shares pursuant to
Section 2.1(c) and/or Section 2.1(d) to one or more Stockholders or members of management of the Company or any of its Subsidiaries.

         2.2   CALL BY THE COMPANY.

               (a) If the employment of a Management Holder by the Company or any of its Subsidiaries shall terminate (a "CALL EVENT") for any reason prior to the earlier to occur of (i) the initial Public Offering or (ii) a Change of Control, then the Company shall have the right to purchase (the "CALL OPTION"), by delivery of a written notice (the "CALL NOTICE") to such terminated Management Holder no later than ninety (90) days after the date of such Call Event, and such Management Holder and such Management Holder's Permitted Transferees (the "CALL GROUP") shall be required to sell all (but not less than all) of the Shares and Vested Stock Options which are owned by the members of the Call Group on the date of such Call Event (collectively, the "CALL SECURITIES") at a price per share equal to the Call Price (as defined in
Section 2.2(b) below) of such Shares as of the date the Call Notice is delivered.

               (b) For purposes of this Section 2.2, the term "CALL PRICE" shall mean,

                     (i)    with respect to Shares of Common Stock,

                            (A)   in the event of a termination of a Management
Holder without Cause or by reason of death or Disability, the Fair Market Value of such shares of Common Stock; and

                            (B)   in the event of a termination of a Management
Holder for Cause, in the event of the Voluntary Termination by a Management Holder, or in the event of a termination for any reason other than those expressly provided in subparagraph (A) above, the lower of (x) the Investment Price of such shares of Common Stock or (y) the Fair Market Value of such shares of Common Stock; and

                     (ii) with respect to any Vested Stock Option, the difference between (x) the Call Price, as determined above, payable in respect of shares of Common Stock minus (y) the exercise price of such Vested Stock Option.

               (c) The closing of any purchase of Call Securities by the Company pursuant to paragraph 2.2(a) shall take place at the principal office of the Company no later than the 180th day after the Call Event. At such closing, the Company shall deliver to the Call Group consideration in an amount equal to the aggregate Call Price payable in respect of such Call Securities, against delivery of (i) original stock certificates and stock powers duly endorsed in favor of the Company representing the Call Securities and (ii) the delivery of an executed agreement, in form reasonably satisfactory to the Company, evidencing the cancellation of any Vested Stock Options. The Company, at its option, may pay the consideration for such Call Securities in the form of company check or wire transfer, PROVIDED, HOWEVER, that if at the time of such closing, the Company is then prohibited from redeeming with immediately available funds all or a portion of the Call Securities pursuant to the terms of any credit facility, indenture or similar agreement or instrument then binding on the Company, then the Company may deliver a promissory note bearing interest at the applicable federal rate and with a maturity date not later than five years from the date of issuance thereof with respect to the Call Price or the portion thereof not able to be paid in immediately available funds, and such promissory note shall require the Company to make prepayments on the principal amount thereof when and if permitted by the Company's credit facilities from time to time. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

               (d) Notwithstanding anything set forth in this Section 2.2 to the contrary, prior to the exercise by the Company of its Call Option to purchase Call Securities pursuant to this Section 2.2, one or more new or existing employees of the Company or any Subsidiary may be designated by the Board of Directors of the Company (individually a "DESIGNATED EMPLOYEE" and collectively, "DESIGNATED EMPLOYEES") who shall have the right, but not the obligation, to exercise the Call Option and to acquire, in lieu of the Company, some or all (as determined by the Company) of the Call Securities that the Company is entitled to purchase from the Call Group hereunder, on the same terms and conditions as set forth in Section 2.2(c) which apply to the repurchase of Call Securities by the Company, except that the Designated Employees shall not be entitled to deliver a promissory note for all or any portion of the Call Price. Concurrently with any such purchase of Call Securities by any such Designated Employee, such Designated Employee shall execute a counterpart of this Agreement, whereupon such Designated Employee shall be deemed a "Management Holder" and shall have the same rights and be bound by the same obligations as the other Management Holders hereunder.

               (e) If neither the Company nor any Designated Employee elects to exercise the Call Option and deliver a Call Notice within 90 days of a Call Event, then the Call Option provided in this Section 2.2 shall terminate with respect to the Shares then owned by the Call Group, but the members of the Call Group shall continue to hold such Call Securities pursuant to all of the other provisions of this Agreement and other applicable agreements (including without limitation, any restrictions on the vesting of stock options).

         2.3 TAG ALONG. Except as provided in Section 2.3(d), no Stockholder shall Transfer any Shares to a Third Party without complying with the following terms and conditions set forth in Sections 2.3(a) and 2.3(b); PROVIDED, that this Section 2.3 shall not in any way limit or affect the restrictions of
Section 2.1 and any Stockholder may be an Initiating Stockholder (as defined below) under this Section 2.3 only if such Transfer is made in accordance with the applicable provisions of Section 2.1:

               (a)   After complying with the applicable provisions of
Section 2.1, the Stockholder (the "INITIATING STOCKHOLDER") desiring to Transfer any Shares shall give not less than thirty (30) days' prior written notice of such intended Transfer to each other Stockholder ("PARTICIPATING OFFEREE") and to the Company. Such notice (the "PARTICIPATION NOTICE") shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective Transferee, the number and class of Shares proposed to be Transferred (the "PARTICIPATION SECURITIES") by the Initiating Stockholder, the purchase price per Share proposed to be paid therefor and the payment terms and type of Transfer to be effectuated. The Participation Notice shall state further that the Initiating Stockholder complied with, or obtained waivers with respect to compliance with, the applicable provisions of Section 2.1 hereof with respect to such proposed Transfer and, if applicable, that the Offered Shares were offered and not purchased pursuant to the right of first refusal provisions of Sections 2.1(c). Within 20 days following the delivery of the Participation Notice by the Initiating Stockholder to each Participating Offeree and to the Company, each Participating Offeree shall, by notice in writing to the Initiating Stockholder and to the Company, have the opportunity and right to sell to the purchasers in such proposed Transfer (upon the same terms and conditions as the Initiating Stockholder) up to that number of shares of the same class of stock as the Participation Securities as shall equal the PRODUCT OF (x) a fraction, the numerator of which is the number of shares of the same class of stock as the Participation Securities which are owned by such Participating Offeree as of the date of such Participation Notice and the denominator of which is the sum of (A) the aggregate number of shares of the same class of stock as the Participation Securities which are owned as of the date of such Participation Notice by each Initiating Stockholder and by all Participating Offerees plus (B) to the extent the Participation Securities are comprised of shares of Common Stock, the aggregate number of shares of Common Stock issuable pursuant to Vested Stock Options as of the date of such Participation Notice by each Initiating Stockholder and by all Participating Offerees, MULTIPLIED BY (y) the number of Participation Securities. The amount of Participation Securities to be sold by any Initiating Stockholder shall be reduced to the extent necessary to provide for such sales of Shares by Participating Offerees. All allocations of Shares pursuant to this Section 2.3 shall be made on a class by class basis.

               (b) At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Initiating Stockholder, together with all Participating Offerees electing to sell Shares, shall deliver to the proposed Transferee certificates evidencing the Shares to be sold with stock powers duly endorsed in favor of the proposed Transferee and shall receive in exchange therefor the consideration to be paid or delivered by the proposed Transferee in respect of such Shares as described in the Participation Notice.

               (c) The Company agrees not to consummate any repurchase of Shares from any Lee Holder or Permitted Transferee thereof unless the Company makes a concurrent pro rata repurchase of Shares from all Stockholders.

               (d) The provisions of this Section 2.3 shall not apply to (i) a Permitted Transfer of Shares, (ii) a Transfer of Shares pursuant to a Public Offering, (iii) a Transfer of

Shares pursuant to a Rule 144 Transaction, (iv) a Transfer of Shares pursuant to or permitted by Sections 2.1, 2.2 or 2.4 hereof or (v) a Transfer of Shares completed after the Public Float Date.

         2.4   DRAG ALONG.

               (a) Except as provided in Section 2.4(b), if fifteen (15%) percent in interest of the Lee Holders (referred to in this Section 2.4 collectively as the "TAKE ALONG GROUP") shall determine jointly to sell or exchange (pursuant to a sale or transfer of Shares, merger, consolidation, recapitalization or any similar transaction) any of their Shares in one or a series of BONA FIDE arms-length transactions to a Third Party who is not an Affiliate or an Associate of the Take Along Group, then, upon ten (10) days written notice from the Take Along Group, which notice shall include reasonable details of the proposed sale or exchange including the proposed time and place of closing and the consideration to be received by the Stockholders (such notice being referred to as the "SALE REQUEST"), each other Stockholder shall be obligated to, and shall (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party, in the same transaction at the closing thereof the same percentage of such Stockholder's shares of Common Stock as is equal to the percentage of the shares of Common Stock owned by the Take Along Group as of the date of the Sale Request that are being sold by the Take Along Group in such transaction or transactions, (ii) deliver certificates for all of his or its shares of Common Stock at the closing, free and clear of all claims, liens and encumbrances, (iii) upon request, consent to the cancellation of all Vested Stock Options for an amount per underlying share of Common Stock equal to the difference between the consideration per share of Common Stock referenced in the preceding clause (i) and the exercise price of such Vested Stock Options, (iv) if stockholder approval of the transaction is required, vote his or its Shares in favor thereof, and (v) approve, execute and deliver any and all documents, certificates and instruments, related to the consummation of the contemplated transaction, which documents, certificates and instruments are on terms and conditions substantially the same as those being executed and delivered by the Take Along Group. Each Stockholder (including the members of the Take Along Group) shall receive the same consideration per share of Common Stock upon any sale pursuant to this Section 2.4.

               (b) In the event that any of the Stockholders fail to comply with the provisions of Section 2.4(a), each of the other Stockholders hereby (i) irrevocably appoints the Lee Holder Representative as his, her or its attorney-in-fact (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any transaction hereunder; and (ii) grants to the Lee Holder Representative a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the Shares held by such Stockholder and exercise any consent rights applicable thereto in favor of any transaction hereunder.

               (c) The provisions of this Section 2.4 shall not apply to (i) any Transfer pursuant to a Public Offering or pursuant to a Rule 144 Transaction, or (ii) any Transfer completed after the Public Float Date.

        2.5    PREEMPTIVE RIGHTS

               (a)   PREEMPTIVE RIGHTS ON ISSUANCES TO THIRD PARTIES.

                     (i) NOTICE FROM THE COMPANY. If the Company proposes to issue or sell New Securities at any time prior to consummation of its initial Public Offering, the Company shall give each Lee Holder written notice of such proposal, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. For a period of twenty (20) days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell all of such New Securities to the Lee Holders, as a group, for the price and upon the terms specified in the notice. Each Lee Holder may exercise his or its right to purchase his or its PRO RATA portion of such New Securities by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by such Lee Holder. A Lee Holder's PRO RATA portion, for purposes of this Section 2.5(a)(i), is the ratio of the number of outstanding shares of Common Stock which such Lee Holder then owns to the total number of shares of Common Stock then owned by all Lee Holders. As used herein, "issue" (and variations thereof) includes sales or transfers by the Company of treasury shares.

                     (ii) RIGHT OF OVER-ALLOTMENT. Each Lee Holder shall have a right of over-allotment such that if any Lee Holder fails to exercise his or its right hereunder to purchase his or its PRO RATA portion of New Securities, the other Lee Holders may purchase the non-purchasing Lee Holder's portion on a PRO RATA basis (determined on the basis of the total number of shares which such Lee Holder then owns as compared to all shares of Common Stock owned by all Lee Holders who elect to purchase an over-allotment share pursuant to this Section 2.5(a)(ii)); such right of overallotment shall expire if not exercised within five (5) days from the date such non-purchasing Lee Holder fails to exercise his or its right hereunder to purchase his or its PRO RATA share of New Securities.

               (b)   RIGHT TO PARTICIPATE IN ISSUANCES TO LEE HOLDERS.

                     (i) NOTICE. If any Lee Holder elects to purchase any New Securities pursuant to Section 2.5(a), then the Company shall give each Non-Lee Holder who then owns any shares of Common Stock written notice of such proposed sale or issuance to the Lee Holders, describing the type of New Securities, the number of New Securities proposed to be issued to the Lee Holders (the "ALLOCATED NEW SECURITIES") and the price and terms upon which the Company proposes to issue the Allocated New Securities to the Lee Holders. For a period of twenty (20) days following the delivery of such notice by the Company, the Company shall be deemed irrevocably to have offered to sell to each Non-Lee Holder his or its PRO RATA share of the Allocated New Securities for the price and upon the terms specified in the notice. A Non-Lee Holder's PRO RATA portion, for purposes of the immediately preceding sentence shall be the ratio of the number of outstanding shares of Common Stock which such Non-Lee Holder then owns of record to the total number of shares of Common Stock then outstanding. Each Non-Lee Holder may exercise his or its preemptive rights hereunder by giving written notice to the Company and stating therein the quantity of Allocated New Securities to be purchased. Each Non-Lee Holder who has a preemptive right under this Section 2.5(b) shall have a right of over-allotment such that if any Non-Lee Holder fails to exercise his or its right hereunder to purchase his or its PRO RATA portion of Allocated New Securities, the other Non-Lee Holders may purchase the non- purchasing Non-Lee Holder's portion on a PRO RATA basis determined on the basis of the total number of shares of Common Stock owned by such Non-Lee Holder as compared to all shares of Common Stock owned by all Non-Lee Holders who elect to purchase an over-allotment share pursuant to this sentence; such right of over-allotment shall expire if not exercised within five (5) business days from the date such non-purchasing Non-Lee Holder fails to exercise his or its right hereunder to purchase his or its PRO RATA share of Allocated New Securities.

               (c) SALE BY THE COMPANY. If any Stockholder who has a preemptive right under this Section 2.5 fails to exercise in full his or its preemptive right within the allotted time day periods, the Company shall have six (6) months thereafter to sell the New Securities with respect to which the preemptive right was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notices given pursuant to Section 2.5(a) and (b).

               (d) CLOSING. The closing of any issuance or sale pursuant to this Section 2.5 shall take place as proposed by the Company with respect to the New Securities to be issued, at which closing the Company shall deliver certificates for the New Securities in the respective names of the purchasing Stockholders against receipt of the consideration therefor.

         2.6 CORPORATE GOVERNANCE. Until the tenth anniversary of the date hereof:

               (a) ELECTION OF DIRECTORS. The Company and the Stockholders shall take all actions, including but not limited to (i) instructing their director designees provided herein to take such actions and (ii) voting their Shares, so that the Company's Board of Directors shall be solely comprised of members designated as follows: (x) while any Shares are owned by Thomas H. Lee Equity Fund IV, L. P. ("THL Fund IV"), then one (1) member shall be designated by THL Fund IV; and (y) all other members shall be designated by the Lee Holders (the "Lee Holders Designees").

               (b) DESIGNATION OF LEE HOLDERS DESIGNEES. The Lee Holders Designees shall be designated by the vote or consent of a majority in interest of the shares of Common Stock held by the Lee Holders. THL Fund IV and the Lee Holders also shall be entitled to request that the director or directors designated by THL Fund IV and the Lee Holders pursuant to this Section 2.6 be removed or replaced and the other Stockholders hereby agree to take any action, including the voting of their Shares, to effectuate such request.

               (c) RESTRICTIONS ON OTHER AGREEMENTS. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares nor shall any Stockholder enter into any stockholders' agreement or arrangement of any kind with any Person with respect to the Shares on terms that are inconsistent with or which violate or conflict with the provisions of this Agreement including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares; PROVIDED, HOWEVER, that the provisions of Section 4.9 with respect to action by stockholder representatives shall not be deemed inconsistent with this Section 2.6(c).

               (d) STOCKHOLDER ACTION. Each Stockholder agrees that, in his or its capacity as a stockholder of the Company, such Stockholder will vote, or grant proxies relating to such

Shares to vote, all of his or its Shares in favor of any merger, consolidation, sale or transfer of Shares or any similar transaction pursuant to Section 2.4 hereof to the extent that approval of the Company's stockholders is required in order to effect such transaction and such transaction complies with Section 2.4.

               (e) CORPORATE OPERATIONS. Each of the Stockholders will, upon request of the Lee Holders, vote all shares of Common Stock owned by them in favor of any one or more of the following matters approved by the Company's board of directors:

                     (i) any merger, consolidation, recapitalization, liquidation or sale of all (or substantially all) of the assets of the Company or any Subsidiary; provided that this clause (i) shall not limit the provisions of Section 2.4 and such transaction shall comply with Section 2.4;

                     (ii) any payment by the Company or any Subsidiary of dividends or redemption of capital stock (other than as required or permitted pursuant to this Agreement or the Company's articles of incorporation), provided that if the Company proposes to pay dividends on or repurchase any shares of Common Stock held by any Lee Holder or any Permitted Transferee thereof, then the Company shall, as the case may be, pay concurrent pro rata dividends on all shares of Common Stock held by the Stockholders or make concurrent pro rata repurchases of shares of Common Stock from all Stockholders that own Common Stock;

                     (iii) the issuance by the Company or any Subsidiary of any debt or equity security through public or private financing; and

                     (iv)   any acquisition by the Company or any Subsidiary.

               (f) BOARD OBSERVATION RIGHTS. The Desai Holders shall be entitled to designate one representative (the "BOARD OBSERVER") to observe the meetings of the Company's Board of Directors. The Board Observer at any meeting may be one of the following: (i) Rohit M. Desai; (ii) Timothy R. Kelleher; or
(iii) Frank J. Pados, Jr. The Company shall provide the Board Observer with copies of the monthly financial statements of the Company. The Desai Holders are prohibited from assigning their right to designate the Board Observer to any Person (including without limitation any Permitted Transferee) except in connection with a Transfer of all Shares held by the Desai Holders to one or more investment partnerships that are Affiliates of such Desai Holder (a "DESAI AFFILIATE") Transferring Shares pursuant to such Transfer. The rights of the Desai Holders pursuant to this Section 2.6(f) shall terminate automatically when neither the Desai Holders nor any Desai Affiliate owns at least ten percent (10%) of the shares of Common Stock held by the Desai Holders immediately following the closing of the Recapitalization (after giving effect to any stock splits, stock dividends, reverse stock splits, reclassifications or the like with respect to the Common Stock).

               (g) In the event that any of the Stockholders fail to comply with the provisions of Section 2.6(a), (b), (d) or (e), each of the Stockholders hereby (i) irrevocably appoints the Lee Holder Representative as his, her or its attorney-in-fact (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any action hereunder; and (ii) grant to the Lee Holder Representative a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the Shares held by such Stockholder and exercise any consent rights applicable thereto in favor of any action hereunder.

        2.7 WITHHOLDING OF TAXES. The Company shall have the right to withhold (or cause one of the Company's subsidiaries to withhold) from any amounts payable under this Agreement to any Management Holder or any amounts otherwise payable by the Company to such Management Holder, or require such Management Holder to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements, whether arising on account of the matters contemplated by this Agreement, any other agreement between such Management Holder and the Company or otherwise.

                                   ARTICLE III

                               REGISTRATION RIGHTS

        3.1    DEMAND REGISTRATIONS.

               (a) Subject to paragraph (b) hereof, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 3.1) from a majority in interest of the Lee Holders, or Transferees thereof who have become parties to this Agreement, that the Company file a registration statement under the 1933 Act, then the Company shall (i) promptly (at least thirty (30) days prior to the filing date) give written notice to all other Holders of such request, (ii) with reasonable promptness, and in any case not later than ninety (90) days after receipt by the Company of such written request for a demand registration, file a registration statement with the SEC relating to such Registrable Securities as to which such request for a demand registration relates and (iii) use its commercially reasonable efforts to cause to be registered under the 1933 Act all Registrable Securities of the same class that Holders have requested be registered.

               (b) If the total amount of Registrable Securities that all Holders request to be included in an offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the good faith opinion of such underwriters, can be sold, selected PRO RATA based on the number of Registrable Securities which each of the Holders requesting to be included owns, or has the right to acquire pursuant to the exercise of Vested Stock Options. Only to the extent that the underwriters reasonably believe that the amount of securities compatible with the success of the offering exceeds the total amount of Registrable Securities that all Holders request to be included in the offering, may the Company participate in such offering.

               (c) The Lee Holders, as a group, shall be entitled to request, and the Company shall be obligated to effect, not more than five (5) registrations of Registrable Securities pursuant to this Section 3.1. A registration shall not be deemed effected until the registration statement relating thereto has been declared effective, the securities covered thereby have been sold, and the proceeds therefrom have been received by the selling Holders.

         3.2 PIGGYBACK REGISTRATION. If, at any time, the Company determines to register any of its equity securities (including securities convertible into equity securities) for its own account or for the account of others under the 1933 Act in connection with the public offering of such securities (including registrations pursuant to Section 3.1), the Company shall, at each such time, promptly give each Holder written notice of the filing of a registration statement with the SEC; PROVIDED, HOWEVER, that registrations relating solely to securities to be offered by the Company (or other person for whose account the registration is made) in connection with any acquisition, merger, employee stock option or employee stock purchase or savings plan on Form S-4 or S-8 (or successor forms) under the 1933 Act shall not be subject to this Section 3.2. Upon the written request of any Holder received by the Company within ten (10) Business Days after the giving of any such notice by the Company, the Company shall use its commercially reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Securities of such Holder that each Holder has requested be registered. If the total amount of Registrable Securities that are to be included by either the Company for its own account and at the request of Holders thereof exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, in the following order:

                     (i) first, the equity securities of the Company, unless the registration is pursuant to Section 3.1, in which event the provisions relating to allocation of Registrable Shares set forth in Section 3.1(b) shall be controlling; and

                     (ii) then, the Registrable Securities requested to be included by the Holders PRO RATA based on the number of Registrable Securities which each of them owns, or has the right to acquire pursuant to the exercise of Vested Stock Options.

         3.3   OBLIGATIONS OF THE COMPANY.

               (a) Whenever required under Section 3.1 hereof to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall:

                     (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective, including, without limitation, filing of pre-effective and post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current;

                     (ii) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement and, if necessary for the effective disposition of the Registrable Securities covered thereby, to keep each registration statement effective (and in compliance with the 1933 Act) by such actions as may be necessary or appropriate for a period of 120 days after the effective date of such registration statement;

                     (iii) as expeditiously as reasonably possible, furnish to the Holders such numbers of copies of a prospectus, including any preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                     (iv) as expeditiously as reasonably possible, use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such securities or "blue sky" laws of such jurisdictions as may be requested by the underwriters of said offering or, if none, by the Holders; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders PRO RATA, to the extent required by such jurisdiction;

                     (v) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition or such Registrable Securities;

                     (vi) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                     (vii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act;

                     (viii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                     (ix) use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or automated inter-dealer quotation system on which any class of Registrable Securities is then listed, and if not then listed on any such exchange or system, use its best efforts to list all Registrable Securities covered by such registration statement on either the New York Stock Exchange or the Nasdaq National Market;

                     (x) use its commercially reasonable efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form, addressed to each Holder participating in the registration, and covering such matters of the type customarily covered by "cold comfort" letters as the Holders of a majority (by number of shares) of the Registrable Shares being sold or the underwriters retained by such Holders reasonably request; and

                     (xi) use its commercially reasonable efforts to obtain an opinion of counsel to the Company addressed to the underwriters of the sale of Registrable Securities being registered covering such matters as are customarily covered by such an opinion.

               (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under this Agreement, the Company will give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the 1933 Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Agreement shall be subject to review and reasonable approval by the Holders registering Registrable Securities in such registration and by their counsel.

         3.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article III that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         3.5 EXPENSES OF REGISTRATION. All Selling Expenses shall be borne by the Holders of securities registered under this Article III PRO RATA on the basis of the number of their shares so registered. All Registration Expenses incurred in connection with a registration pursuant to Sections 3.1 or 3.2 hereof shall be borne by the Company.

         3.6   UNDERWRITING.

               (a) In connection with any registration of Registrable Securities under this Agreement, the Company will, if requested by the underwriters for any Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Holders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall be also made to and for the benefit of such Holders of Registrable Securities. Such underwriting agreement shall comply with Section 3.7.

               (b) Such underwriters shall be selected as follows: (i) in the case of a registration pursuant to Section 3.1, by agreement of a majority in interest of the Lee Holders if the Lee Holders are selling Registrable Securities in such registration, or (ii) in all other cases, by the Company.

         3.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Article III:

               (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the 1933 Act) for it, and each person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, from and against any losses, claims, damages, expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company will promptly reimburse each Holder, each person controlled by such Holder and any underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 3.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company(which consent shall not be unreasonably withheld), nor shall the Company be liable to anyone for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or control person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

               (b) To the fullest extent permitted by law, each Holder requesting or joining in a registration will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company and any person who controls any such agent or underwriter and each other Holder and any person who controls such Holder (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, control person, agent, underwriter, or other Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder with respect to such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, control person, agent, underwriter, or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, the indemnity obligation of each such Holder hereunder shall be limited to and shall not exceed the net proceeds actually received by such Holder upon a sale of Registrable Securities pursuant to a registration statement hereunder; and PROVIDED further that the indemnity agreement contained in this Section 3.7(b) shall not apply to amounts paid in settlements effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

               (c) Any person seeking indemnification under this Section 3.7 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to give such notice will not affect the right to indemnification hereunder, unless the indemnifying party is materially prejudiced by such failure) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

               (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 3.7, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the Company and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

         3.8 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders and their Permitted Transferees the benefits of Rule 144 and Rule 144A promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to take all action that may be required as a condition to the availability of Rule 144, Rule 144A or such other rules or regulations, including, without limitation, to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering an underwritten public offering of shares of Common Stock filed by the Company;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act (including, without limitation, under Section 13 or Section 15 of the 1934 Act after the effective date of the first registration statement covering an underwritten public offering of shares of Common Stock filed by the Company); and

               (c) furnish to any Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement of shares of Common Stock filed by the Company), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         3.9 NO INCONSISTENT AGREEMENTS. The Company agrees that it has not entered into, and it will not hereafter enter into, any Agreement with respect to the registration of its securities that is inconsistent with (or superior to) the rights granted to the Holders of Registrable Securities in this Agreement.

         3.10 STOCK SPLIT. If, on or after the receipt by the Company of a request for registration of a public offering pursuant to Section 3.1 hereof, the proposed managing underwriter or underwriters of such offering reasonably believes that the number of shares to be registered is less than the minimum number necessary for the success of such offering, the Company will promptly prepare and submit to its Board of Directors, use its best efforts to cause to be adopted by its Board of Directors and stockholders, and, if so adopted, file and cause to become effective, an amendment to its certificate of incorporation so as to cause each share of its outstanding Common Stock to be converted into such number of shares of such Common Stock so that the number of shares of Registrable Securities to be registered is equal to the minimum number which such managing underwriter or underwriters reasonably believes is necessary for the success of such offering. Each Stockholder, together with his or its Permitted Transferees, hereby agrees to vote the Shares held by him or it in favor of adopting such amendment.

         3.11 LOCK-UP AGREEMENTS. Each of the parties to this Agreement agrees to enter into customary lock-up agreements with respect to all of their Shares with a duration of 180 days following the closing of an initial Public Offering and with a duration of 90 days following the closing of any subsequent Public Offering.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1   REMEDIES.

               (a) Each of the parties to this Agreement hereby acknowledges that, in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party will be without an adequate remedy at law. Each of the parties therefore agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute proceedings to enforce specific performance of such provision or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled. In addition, any transfers of Shares in violation of this Agreement are void.

               (b) In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is successfully asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         4.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Exhibits hereto, sets forth the entire understanding of the parties, and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof. Permitted Transfers, Transfers permitted under Article II hereof, or issuances of capital stock permitted under Article II hereof, including, without limitation, the issuances of securities that do not constitute New Securities, shall become effective when a copy of the Agreement as executed by any new Transferee or holder of capital stock is filed with the Company. Transfers pursuant to waivers under Article II hereof shall become effective when the waivers as executed by all required parties, and a copy of this Agreement as executed by any new Transferee or holder of capital stock, are filed with the Company and also filed with the Lee Holder Representative. Any other amendment, revision or termination of this Agreement shall require the prior written consent of the Management Holder Representative, the Continuing Holder Representative, and the Lee Holder Representative.

         4.3 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         4.4 NOTICES. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given three business days after mailing by certified mail, when delivered by hand, or when delivered by telecopier upon confirmation of receipt, or one day after sending by an overnight delivery service that guarantees next-day delivery, to the respective addresses of the parties set forth below:

               (a)   for notices and communications to the Company:

                     EYE CARE CENTERS OF AMERICA, INC.
                     11103 West Avenue
                     San Antonio, Texas  78213
                     FAX:  (210) 524-6996
                     ATTN: Corporate Secretary

                     With a copy to each of:

                     THOMAS H. LEE COMPANY
                     75 State Street
                     Boston, Massachusetts 02109
                     Attention:  Anthony J. DiNovi
                     and

                     HUTCHINS, WHEELER & DITTMAR
                     A Professional Corporation
                     101 Federal Street
                     Boston, Massachusetts 02110
                     Attention:  James Westra, Esq.

               (b) For notices and communications to the Stockholders, to the respective addresses set forth in the Schedule of Stockholders.

By notice complying with the foregoing provisions of this Section 4.4, each party may change the mailing address for future notices and communications to such party.

         4.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors, assigns, heirs and administrators; PROVIDED, HOWEVER, that the rights under this Agreement may not be assigned except as expressly provided herein. No such assignment shall relieve an assignor of its obligations hereunder.

         4.6 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         4.7 TERMINATION. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder, Permitted Transferee or any other transferee of Shares, the provisions of Articles II and III of this Agreement shall terminate as to such Stockholder, Permitted Transferee or other transferee, when, pursuant to and in accordance with this Agreement, such Stockholder, Permitted Transferee or other transferee, as the case may be, no longer owns any Shares; PROVIDED, that termination pursuant to this Section 4.7 shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares.

         4.8 RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts hereunder shall be appropriately adjusted.

         4.9   STOCKHOLDER REPRESENTATIVES.

               (a) Each Management Holder hereby designates and appoints (and each Permitted Transferee of each such Management Holder is hereby deemed to have so designated and appointed) Bernard W. Andrews with full power of substitution (the "MANAGEMENT HOLDER REPRESENTATIVE"), as the representative of each such person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such person and hereby acknowledges that the Management Holder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by each such person. Each such person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such person. Each such person hereby authorizes (and each such Permitted Transferee will be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such person pursuant to this Agreement except for the Management Holder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Management Holder Representative and are and will be entitled and authorized to give notices only to the Management Holder Representative for any notice contemplated by this Agreement to be given to any such person. A successor to the Management Holder Representative may be chosen by a majority in interest of the Shares held by the Management Holders, provided that notice thereof is given by the new Management Holder Representative to the Company and to the other Stockholders (or their representatives established under this Section 4.9).

               (b) Each Continuing Holder hereby designates and appoints (and each Permitted Transferee of each such Continuing Holder is hereby deemed to have so designated and appointed) Timothy R. Kelleher and Frank J. Pados, Jr., and each of them, with full power of substitution (the "CONTINUING HOLDER REPRESENTATIVE"), as the representative of each such person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such person and hereby acknowledges that the Continuing Holder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by each such person. Each such person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such person. Each such person hereby authorizes (and each such Permitted Transferee will be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such person pursuant to this Agreement except for the Continuing Holder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Continuing Holder Representative and are and will be entitled and authorized to give notices only to the Continuing Holder Representative for any notice contemplated by this Agreement to be given to any such person. A successor to the Continuing Holder Representative may be chosen by a majority in interest of the Shares held by the Continuing Holders, provided that notice thereof is given by the new Continuing Holder Representative to the Company and to the other Stockholders (or their representatives established under this Section 4.9).

               (c) Each Lee Holder hereby designates and appoints (and each Permitted Transferee of each such Lee Holder is hereby deemed to have so designated and appointed)

Anthony J. DiNovi and Warren C. Smith, and each of them, with full power of substitution (the "LEE HOLDER REPRESENTATIVE"), as the representative of each such person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such person and hereby acknowledges that the Lee Holder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by each such person. Each such person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such person. Each such person hereby authorizes (and each such Permitted Transferee will be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such person pursuant to this Agreement except for the Lee Holder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Lee Holder Representative and are and will be entitled and authorized to give notices only to the Lee Holder Representative for any notice contemplated by this Agreement to be given to any such person. A successor to the Lee Holder Representative may be chosen by a majority in interest of the Shares held by the Lee Holders, provided that notice thereof is given by the new Lee Holder Representative to the Company and to the other Stockholders (or their representatives established under this Section 4.9).

               (d) The Stockholders agree that the Management Holder Representative, the Continuing Holder Representative and the Lee Holder Representative shall not have any liability arising out of or in connection with the exercise of his powers or the discharge of his duties hereunder while acting as a representative under this Agreement, except that such representative shall be subject to liability for his gross negligence or willful misconduct. Such representative shall not in any event be liable with respect to any action taken or omitted to be taken by him in good faith or in accordance with and in reliance upon the opinion of counsel or independent auditors or upon information obtained by him from any governmental authority or other specialist.

         4.10 ACTION NECESSARY TO EFFECTUATE THE AGREEMENT. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement. This Agreement supersedes and replaces the 1993 Stockholders' Agreement which is terminated upon the consummation of the transactions contemplated in the Recapitalization Agreement pursuant to Section 6.7 of the 1993 Stockholders' Agreement which provides that the 1993 Stockholders' Agreement shall be terminated and of no further force and effect on the first day the Desai Holders hold less than 15% of the Shares of the Company, on a fully-diluted basis.

         4.11 PURCHASE FOR INVESTMENT; LEGEND ON CERTIFICATE. Each of the parties acknowledges that all of the Shares held by such party are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of Shares may be made except in compliance with applicable federal and state securities laws. All of the certificates representing Shares of the Company which are now or hereafter owned by the Stockholders and which are subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, thereon the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFER, OF A STOCKHOLDERS' AGREEMENT DATED AS OF APRIL 24, 1998, AS AMENDED FROM TIME TO TIME, AND NONE OF SUCH SECURITIES, OR ANY INTEREST THEREIN, SHALL BE TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS PROVIDED IN THAT AGREEMENT. A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE MAILED TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST."

         4.12 EFFECTIVENESS OF TRANSFERS. All Shares Transferred by a Stockholder (other than pursuant to an effective registration statement under the 1933 Act or a Rule 144 Transaction) shall be held by the transferee thereof pursuant to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Stockholder under this Agreement automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such Transfer, then such transferee, as a condition to such Transfer, shall confirm such transferee's obligations hereunder in accordance with Section 4.13 hereof. No Shares shall be Transferred on the Company's books and records, and no Transfer of Shares shall be otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement. Any Transfer of Shares in violation of this Agreement shall be void.

         4.13 ADDITIONAL STOCKHOLDERS. Subject to the restrictions on Transfers of Shares contained herein, any person or entity acquiring Shares (except for transferees acquiring shares of Common Stock (i) in an offering registered under the 1933 Act or (ii) in a Rule 144 Transaction) shall, on or before the Transfer or issuance to him or it of Shares, sign a counterpart signature page hereto in form reasonably satisfactory to the Company and shall thereby become a party to this Agreement; PROVIDED, HOWEVER, that a transferee which is a Permitted Transferee under clause (f) of the definition of Permitted Transfer shall not be obligated to so agree until foreclosure on its pledge, which event shall be subject to the provisions of Section 2.1(d) of this Agreement.

         4.14 NO WAIVER. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         4.15 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         4.16 HEADINGS. All headings and captions in this Agreement are for purposes of references only and shall not be construed to limit or affect the substance of this Agreement.

         4.17 CONSENT TO JURISDICTION. The Company and each of the Stockholders, by its or his execution hereof, (i) hereby irrevocably submit to the exclusive jurisdiction of the state courts of the Commonwealth of Massachusetts for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and each of the Stockholders hereby consent to service of process in any such proceeding in any manner permitted by Massachusetts law, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.4 hereof is reasonably calculated to give actual notice.

         4.18 WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND EACH OF THE STOCKHOLDERS, BY ITS OR HIS EXECUTION HEREOF, WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND EACH OF THE STOCKHOLDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EACH OF THE STOCKHOLDERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS OR HIS, AS THE CASE MAY BE, JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION

CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.





                  [Remainder of Page Intentionally Left Blank]

                        EYE CARE CENTERS OF AMERICA, INC.
                             STOCKHOLDERS' AGREEMENT


                           COUNTERPART SIGNATURE PAGE



         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.

                                        EYE CARE CENTERS OF AMERICA, INC.

                                        By: _____________________________
                                            Name:
                                            Title:







                    [Signatures continue on following pages]

                        EYE CARE CENTERS OF AMERICA, INC.
                             STOCKHOLDERS' AGREEMENT


                           COUNTERPART SIGNATURE PAGE



         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.

                                      LEE HOLDERS

                                      THL FUND IV BRIDGE CORP.

                                      By: THL Equity Advisors IV, LLC
                                           its General Partner

                                      By: ___________________________________
                                          Name: Charles A. Brizius

                                          Title: Vice President

                        EYE CARE CENTERS OF AMERICA, INC.
                             STOCKHOLDERS' AGREEMENT


                           COUNTERPART SIGNATURE PAGE



         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.

                                MANAGEMENT HOLDERS:

                                Print full legal name of person or entity purchasing Shares:


                                ________________________________________________



                                Signature of person with authorization to sign on behalf of person or entity purchasing Shares:


                                ________________________________________________

                        EYE CARE CENTERS OF AMERICA, INC.
                             STOCKHOLDERS' AGREEMENT


                           COUNTERPART SIGNATURE PAGE



         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.

                                       CONTINUING HOLDERS:

                                       EQUITY-LINKED INVESTORS-II


                                       By:  ROHIT M. DESAI ASSOCIATES-II,
                                             General Partner


                                       By: ____________________________________
                                           Name:
                                           Title:



                                       INDOSUEZ EYE CARE PARTNERS


                                       By: Indosuez CM II, Inc., its Managing
                                           General Partner


                                       By: ____________________________________
                                           Name:
                                           Title:

                                       _________________________________________
                                       Norman S. Matthews, individually



                                       AGT HOLDINGS, LLC


                                       By: ____________________________________
                                           Name: